As filed with the Securities and Exchange Commission on June 28, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

United Therapeutics Corporation

(Exact Name of Registrant as Specified in the Charter)

Delaware	52-1984749
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1040 Spring Street Silver Spring, MD	20910
(Address of principal executive offices)	(Zip Code)

UNITED THERAPEUTICS CORPORATION
2015 STOCK INCENTIVE PLAN

(Full title of the plan)

Martine A. Rothblatt, Chairman and Chief Executive Officer

United Therapeutics Corporation

1040 Spring Street

Silver Spring, MD 20910
(301) 608-9292
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Stephen I. Glover, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, D.C. 20036 (202) 955-8500	John S. Hess, Jr., Esq. Senior Vice President and Associate General Counsel United Therapeutics Corporation 1735 Connecticut Avenue, N.W. Washington, D.C. 20009 (202) 483-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer,  a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,900,000 shares	$115.03	$333,587,000	$41,532

(1)         This Registration Statement relates to the equity awards that may be issued under the amendment and restatement of the United Therapeutics Corporation 2015 Stock Incentive Plan (the “Plan”).

(2)         Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), of United Therapeutics Corporation that may be issued under the Plan as a result of any stock dividend, stock split, recapitalization or other similar transactions.

(3)         Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Select Market for June 25, 2018.

INTRODUCTION

This Registration Statement on Form S-8 is filed by United Therapeutics Corporation, a Delaware corporation (the “Company” or the “Registrant”), relating to 2,900,000 shares of Common Stock, issuable to eligible individuals under the Plan, which 2,900,000 shares are in addition to 6,150,000 shares of Common Stock previously registered on the Registrant’s Registration Statements on Form S-8 (No. 333-205309) filed with the Securities and Exchange Commission on June 29, 2015, together with all exhibits filed therewith or incorporated therein by reference.

Item 8.                   Exhibits

The Exhibits to this Registration Statement are listed in the Index to Exhibits immediately following the signature pages.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1/A filed on June 11, 1999)

4.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on June 28, 2010)

4.3	Seventh Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on June 28, 2018)

5.1	Opinion of counsel*

10.1	Amended and Restated United Therapeutics Corporation 2015 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on June 28, 2018)

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of counsel (included in Exhibit 5.1)*

24	Power of Attorney (included on signature page)*

* Filed herewith

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland, on this 28th day of June, 2018.

UNITED THERAPEUTICS CORPORATION

By:	/s/ Martine A. Rothblatt
Martine A. Rothblatt, Ph.D.
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martine A. Rothblatt, Ph.D., James C. Edgemond and Paul A. Mahon, and each of them, with full power of substitution and full power to act without the others, his or her true and lawful attorney-in-fact and agent, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act to register additional Awards, and to file this Registration Statement and any subsequent registration statement and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Martine A. Rothblatt	Chairman and Chief Executive Officer	June 28, 2018
Martine A. Rothblatt, Ph.D.	(Principal Executive Officer)

/s/ James C. Edgemond	Chief Financial Officer and Treasurer	June 28, 2018
James C. Edgemond	(Principal Financial Officer and Principal Accounting Officer)

Name	Title	Date

/s/ Christopher Causey	Director	June 28, 2018
Christopher Causey

/s/ Raymond Dwek	Director	June 28, 2018
Raymond Dwek

/s/ Richard Giltner	Director	June 28, 2018
Richard Giltner

/s/ Katherine Klein	Director	June 28, 2018
Katherine Klein

/s/ Ray Kurzweil	Director	June 28, 2018
Ray Kurzweil

/s/ Judy Olian	Director	June 28, 2018
July Olian

/s/ Christopher Patusky	Director	June 28, 2018
Christopher Patusky

/s/ Louis Sullivan	Director	June 28, 2018
Louis Sullivan

/s/ Tommy Thompson	Director	June 28, 2018
Tommy Thompson